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                                                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 31, 1999 relating to the financial statements of Javelin Systems, Inc., which appears in Javelin Systems, Inc.'s Annual Report on Form 10-KSB for the year ended June 30, 1999.



PricewaterhouseCoopers LLP

Costa Mesa, California
September 29, 1999